Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Reports Second Quarter 2017 Results

•	Net sales of $429.5 million up 10%

•	Diluted EPS from continuing operations of $0.64, and Adjusted EPS of $0.84 up 14%

•	Income from continuing operations attributable to Grace of $43.9 million, and Adjusted EBIT of $104.0 million up 8%

•	Net cash flow provided by operating activities of $140.5 million and Adjusted Free Cash Flow of $135.6 million year-to-date

•	Declaring quarterly cash dividend of $0.21 per share
COLUMBIA, MD - July 27, 2017 - W. R. Grace & Co. (NYSE: GRA) announced second quarter net sales of $429.5 million increased 10% compared with the prior-year quarter. Income from continuing operations attributable to Grace for the second quarter was $43.9 million, or $0.64 per diluted share compared with $38.1 million, or $0.54 per diluted share in the prior-year quarter. Adjusted EBIT increased 8% to $104.0 million, and second quarter Adjusted EPS increased 14% to $0.84 per diluted share.
“We had another good quarter of growth," said Fred Festa, Grace’s Chairman and Chief Executive Officer. "Our results reflect continued strong demand in our end markets with very well positioned products and technologies, supported by a disciplined operating framework."
For the six months ended June 30, 2017, net sales of $827.5 million increased 9.8% compared with the prior-year period.

Income from continuing operations was $86.8 million for the six months, an increase of 79.0% compared with $48.5 million for the prior-year period. Adjusted EBIT of $190.8 million increased 6.8% from the prior-year period. Adjusted EBIT margin of 23.1% decreased 60 basis points compared with the prior-year period.
Grace Catalysts Technologies
Second quarter sales for Catalysts Technologies, which includes catalysts and additives for refinery, plastics, and other chemical process applications, as well as polypropylene process technology, were $320.5 million, an increase of 15% compared with the prior-year quarter, primarily due to the polyolefin catalysts acquisition completed last year, and higher organic sales volumes, partially offset by unfavorable currency translation.
Gross margin was 40.4% compared with 46.2% in the prior-year quarter, a decrease of 580 basis points. Gross margin decreased primarily due to regional and product mix, including the effect of the polyolefin catalysts acquisition, higher manufacturing costs and an outage at a customer facility.
Operating income of $101.3 million increased 16% compared with the prior-year quarter. The increase was primarily due to higher sales, higher income from the ART joint venture, and business interruption insurance recoveries related to a customer outage, partially offset by lower gross margins. Operating margin was 31.6%, an increase of 20 basis points compared with the prior-year quarter. Income from

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business interruption insurance in the second quarter was $10.6 million. The ART joint venture contributed $6.1 million to operating income compared with $2.6 million in the prior-year quarter.

Grace Materials Technologies
Second quarter sales for Materials Technologies, which includes engineered materials for coatings, consumer, pharmaceutical and chemical process applications, were $109.0 million, a decrease of 2.8% compared with the prior-year quarter, with 3.3% of the decline due to sales from product lines exited in 2016.
Gross margin was 37.4%, a decrease of 320 basis points compared with the prior-year quarter. The decrease was primarily due to higher manufacturing costs, product mix with higher silicas and lower pharma fine chemicals, and regional mix.
Operating income of $24.2 million decreased 14% compared with the prior-year quarter, primarily due to lower gross profit. Operating margin was 22.2%, a decrease of 280 basis points compared with the prior-year quarter.
Other Expenses/Income in Adjusted EBIT
Total corporate costs were $18.3 million for the second quarter, an increase of $2.0 million compared with the prior-year quarter, primarily due to an unfavorable comparison with a prior-year accrual adjustment.
Certain pension costs of $3.2 million were flat compared with the prior-year quarter.
Interest Expense
Net interest expense was $19.5 million for the second quarter compared with $19.4 million in the prior-year quarter. The weighted average cash interest rate for the second quarter was 4.4%.
Income Taxes
Income taxes paid in cash, net of refunds, were $1.6 million during the six months ended June 30, 2017. We have not had to pay U.S. federal income taxes in recent years due to available tax deductions and credits that fully offset our U.S. tax liability.
Cash Flow
Net cash provided by operating activities from continuing operations for the six months ended June 30, 2017, was $140.5 million compared with $136.8 million in the prior-year period. First quarter 2017 cash flow included $30 million paid to satisfy a deferred payment obligation to the asbestos property damage trust required under Grace’s joint plan of reorganization.
Adjusted Free Cash Flow was $135.6 million for the six months ended June 30, 2017, an increase of 2% compared with the prior-year period.
Share Repurchase Program
In the second quarter, we spent $20.0 million to repurchase approximately 283,000 shares of our outstanding common stock at an average per share price of $70.58. During the six months ended June 30, 2017, we spent $30.0 million to repurchase approximately 426,000 shares under our $500 million share repurchase authorization.
Dividend
Today Grace is announcing a quarterly cash dividend of $0.21 per share. The dividend is payable September 7, 2017, to shareholders of record at the close of business on August 17, 2017.

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2017 Outlook
As of July 27, 2017, we are maintaining our outlook ranges for 2017:

•	Adjusted EPS to be in the range of $3.30 to $3.45 per share, up 6%-11%

•	Sales growth to be in the range of 3%-4%

•	Adjusted EBIT to be in the range of $415 million to $430 million, up 4%-7%

•	Adjusted EBITDA to be in the range of $525 million to $540 million, up 5%-8%

•	Adjusted Free Cash Flow to be in the range of $265 million to $275 million

Our outlook now assumes an average 1.11 EUR/USD exchange rate for the year compared with an average of 1.10 EUR/USD in the prior-year period.

We are unable to estimate the annual mark-to-market pension adjustment or 2017 net income.

Investor Call
We will discuss these results during an investor conference call and webcast today starting at 8:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the Internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 48210148. Investors are advised to dial into the call at least ten minutes early in order to register.
An audio replay will be available after 1:00 p.m. ET on July 27. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 48210148. The webcast replay or transcript will be available for one year on the company's website.
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About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customer partners around the world. With approximately 3,700 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties related to Grace's ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; costs of compliance with environmental regulation; changes in tax laws and regulations; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to release publicly any

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revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Net sales	$429.5	$390.5	$827.5	$753.3
Cost of goods sold	260.2	217.3	505.0	427.4
Gross profit	169.3	173.2	322.5	325.9
Selling, general and administrative expenses	70.3	66.4	136.8	134.4
Research and development expenses	12.9	12.4	26.1	24.1
Provision for environmental remediation, net	13.2	5.3	13.2	7.5
Equity in earnings of unconsolidated affiliate	(6.1)	(2.6)	(13.1)	(9.5)
Restructuring and repositioning expenses	5.4	9.4	7.7	23.0
Interest expense and related financing costs	20.1	19.8	39.6	41.8
Other (income) expense, net	(9.6)	3.1	(11.8)	13.8
Total costs and expenses	106.2	113.8	198.5	235.1
Income (loss) from continuing operations before income taxes	63.1	59.4	124.0	90.8
(Provision for) benefit from income taxes	(19.6)	(21.5)	(37.6)	(42.7)
Income (loss) from continuing operations	43.5	37.9	86.4	48.1
Income (loss) from discontinued operations, net of income taxes	—	0.6	—	(9.3)
Net income (loss)	43.5	38.5	86.4	38.8
Less: Net (income) loss attributable to noncontrolling interests	0.4	0.2	0.4	0.4
Net income (loss) attributable to W. R. Grace & Co. shareholders	$43.9	$38.7	$86.8	$39.2
Amounts Attributable to W. R. Grace & Co. Shareholders:
Income (loss) from continuing operations attributable to W. R. Grace & Co. shareholders	$43.9	$38.1	$86.8	$48.5
Income (loss) from discontinued operations, net of income taxes	—	0.6	—	(9.3)
Net income (loss) attributable to W. R. Grace & Co. shareholders	$43.9	$38.7	$86.8	$39.2
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Income (loss) from continuing operations	$0.64	$0.54	$1.27	$0.69
Income (loss) from discontinued operations, net of income taxes	—	0.01	—	(0.13)
Net income (loss)	$0.64	$0.55	$1.27	$0.56
Weighted average number of basic shares	68.3	70.5	68.3	70.5
Diluted earnings per share:
Income (loss) from continuing operations	$0.64	$0.54	$1.27	$0.68
Income (loss) from discontinued operations, net of income taxes	—	0.01	—	(0.13)
Net income (loss)	$0.64	$0.55	$1.27	$0.55
Weighted average number of diluted shares	68.4	70.9	68.5	71.0
Dividends per common share	$0.21	$0.17	$0.42	$0.17

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2017	2016
OPERATING ACTIVITIES
Net income	$86.4	$38.8
Less: loss (income) from discontinued operations	—	9.3
Income from continuing operations	86.4	48.1
Reconciliation to net cash provided by (used for) operating activities from continuing operations:
Depreciation and amortization	54.2	46.8
Equity in earnings of unconsolidated affiliate	(13.1)	(9.5)
Dividends received from unconsolidated affiliate	—	16.8
Costs related to legacy product, environmental and other claims	17.0	11.1
Cash paid for legacy product, environmental and other claims	(44.2)	(6.0)
Provision for income taxes	37.6	42.7
Cash paid for income taxes	(31.3)	(26.8)
Income tax refunds received	29.7	2.3
Loss on early extinguishment of debt	—	11.1
Interest expense and related financing costs	39.6	41.8
Cash paid for interest	(34.3)	(40.6)
Defined benefit pension expense	8.2	5.3
Cash paid under defined benefit pension arrangements	(7.8)	(8.0)
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	4.3	37.2
Inventories	(3.9)	(7.7)
Accounts payable	7.4	7.0
All other items, net	(9.3)	(34.8)
Net cash provided by (used for) operating activities from continuing operations	140.5	136.8
INVESTING ACTIVITIES
Capital expenditures	(59.1)	(57.3)
Business acquired	—	(245.1)
Proceeds from sale of product lines	0.6	11.3
Other investing activities	(1.1)	(0.6)
Net cash provided by (used for) investing activities from continuing operations	(59.6)	(291.7)
FINANCING ACTIVITIES
Borrowings under credit arrangements	98.8	16.0
Repayments under credit arrangements	(61.5)	(609.4)
Cash paid for repurchases of common stock	(30.0)	(35.1)
Proceeds from exercise of stock options	12.2	9.2
Dividends paid to shareholders	(28.7)	(12.0)
Distribution from GCP	—	750.0
Other financing activities	(4.0)	(2.7)
Net cash provided by (used for) financing activities from continuing operations	(13.2)	116.0
Effect of currency exchange rate changes on cash and cash equivalents	3.5	1.9
Increase (decrease) in cash and cash equivalents from continuing operations	71.2	(37.0)
Cash flows from discontinued operations
Net cash provided by (used for) operating activities	—	23.9
Net cash provided by (used for) investing activities	—	(9.5)
Net cash provided by (used for) financing activities	—	31.4
Effect of currency exchange rate changes on cash and cash equivalents	—	(1.0)
Increase (decrease) in cash and cash equivalents from discontinued operations	—	44.8
Net increase (decrease) in cash and cash equivalents	71.2	7.8
Less: cash and cash equivalents of discontinued operations	—	(143.4)
Cash and cash equivalents, beginning of period	90.6	329.9
Cash and cash equivalents, end of period	$161.8	$194.3

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$161.8	$90.6
Restricted cash and cash equivalents	10.8	10.0
Trade accounts receivable, less allowance of $2.4 (2016—$2.2)	265.0	273.9
Inventories	236.5	228.0
Other current assets	41.4	52.3
Total Current Assets	715.5	654.8
Properties and equipment, net of accumulated depreciation and amortization of $1,397.6 (2016—$1,327.5)	749.7	729.6
Goodwill	397.5	394.2
Technology and other intangible assets, net	261.9	269.1
Deferred income taxes	700.3	709.4
Investment in unconsolidated affiliate	131.9	117.6
Other assets	33.1	37.1
Total Assets	$2,989.9	$2,911.8
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$86.5	$76.5
Accounts payable	199.9	195.4
Other current liabilities	183.6	208.9
Total Current Liabilities	470.0	480.8
Debt payable after one year	1,516.5	1,507.6
Underfunded and unfunded defined benefit pension plans	444.2	424.3
Other liabilities	153.6	126.7
Total Liabilities	2,584.3	2,539.4
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 68,226,070 (2016—68,309,431)	0.7	0.7
Paid-in capital	474.0	487.3
Retained earnings	677.3	619.3
Treasury stock, at cost: shares: 9,230,557 (2016—9,147,196)	(806.1)	(804.9)
Accumulated other comprehensive income (loss)	56.5	66.4
Total W. R. Grace & Co. Shareholders' Equity	402.4	368.8
Noncontrolling interests	3.2	3.6
Total Equity	405.6	372.4
Total Liabilities and Equity	$2,989.9	$2,911.8

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2017	2016	% Change	2017	2016	% Change
Net sales:
Catalysts Technologies	$320.5	$278.4	15.1%	$614.3	$539.0	14.0%
Materials Technologies	109.0	112.1	(2.8)%	213.2	214.3	(0.5)%
Total Grace net sales	$429.5	$390.5	10.0%	$827.5	$753.3	9.8%
Net sales by region:
North America	$120.8	$124.0	(2.6)%	$236.5	$242.9	(2.6)%
Europe Middle East Africa	163.9	158.4	3.5%	312.6	300.8	3.9%
Asia Pacific	115.5	83.1	39.0%	215.4	155.2	38.8%
Latin America	29.3	25.0	17.2%	63.0	54.4	15.8%
Total net sales by region	$429.5	$390.5	10.0%	$827.5	$753.3	9.8%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$101.3	$87.5	15.8%	$182.5	$165.8	10.1%
Materials Technologies segment operating income	24.2	28.0	(13.6)%	49.0	48.6	0.8%
Corporate costs	(18.3)	(16.3)	(12.3)%	(34.4)	(29.5)	(16.6)%
Certain pension costs(C)	(3.2)	(3.1)	(3.2)%	(6.3)	(6.2)	(1.6)%
Adjusted EBIT	104.0	96.1	8.2%	190.8	178.7	6.8%
(Costs) benefit related to legacy product, environmental and other claims	(14.9)	(6.7)		(17.0)	(11.1)
Restructuring and repositioning expenses	(5.4)	(9.4)		(7.7)	(23.0)
Pension MTM adjustment and other related costs, net	—	0.7		(1.9)	0.9
Income and expense items related to divested businesses	(0.7)	0.1		(1.0)	(0.2)
Third-party acquisition-related costs	—	(2.5)		—	(2.5)
Gain on sale of product line	—	0.7		—	0.7
Loss on early extinguishment of debt	—	—		—	(11.1)
Interest expense, net	(19.5)	(19.4)	(0.5)%	(38.8)	(41.2)	5.8%
(Provision for) benefit from income taxes	(19.6)	(21.5)	8.8%	(37.6)	(42.7)	11.9%
Income from continuing operations attributable to W. R. Grace & Co. shareholders	$43.9	$38.1	15.2%	$86.8	$48.5	79.0%
Diluted EPS from continuing operations	$0.64	$0.54	18.5%	$1.27	$0.68	86.8%
Adjusted EPS(A)	$0.84	$0.74	13.5%	$1.52	$1.35	12.6%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2017	2016	% Change	2017	2016	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	40.4%	46.2%	(5.8) pts	39.9%	44.9%	(5.0) pts
Materials Technologies	37.4%	40.6%	(3.2) pts	38.2%	40.0%	(1.8) pts
Adjusted Gross Margin	39.6%	44.6%	(5.0) pts	39.4%	43.5%	(4.1) pts
Pension costs in cost of goods sold	(0.2)%	(0.2)%	0.0 pts	(0.4)%	(0.2)%	(0.2) pts
Total Grace	39.4%	44.4%	(5.0) pts	39.0%	43.3%	(4.3) pts
Adjusted EBIT:
Catalysts Technologies	$101.3	$87.5	15.8%	$182.5	$165.8	10.1%
Materials Technologies	24.2	28.0	(13.6)%	49.0	48.6	0.8%
Corporate, pension, and other	(21.5)	(19.4)	(10.8)%	(40.7)	(35.7)	(14.0)%
Total Grace	104.0	96.1	8.2%	190.8	178.7	6.8%
Depreciation and amortization:
Catalysts Technologies	$21.1	$17.8	18.5%	$42.4	$35.5	19.4%
Materials Technologies	4.8	4.7	2.1%	9.5	9.7	(2.1)%
Corporate	1.2	1.1	9.1%	2.3	1.6	43.8%
Total Grace	27.1	23.6	14.8%	54.2	46.8	15.8%
Adjusted EBITDA:
Catalysts Technologies	$122.4	$105.3	16.2%	$224.9	$201.3	11.7%
Materials Technologies	29.0	32.7	(11.3)%	58.5	58.3	0.3%
Corporate, pension, and other	(20.3)	(18.3)	(10.9)%	(38.4)	(34.1)	(12.6)%
Total Grace	131.1	119.7	9.5%	245.0	225.5	8.6%
Adjusted EBIT margin:
Catalysts Technologies	31.6%	31.4%	0.2 pts	29.7%	30.8%	(1.1) pts
Materials Technologies	22.2%	25.0%	(2.8) pts	23.0%	22.7%	0.3 pts
Total Grace	24.2%	24.6%	(0.4) pts	23.1%	23.7%	(0.6) pts
Adjusted EBITDA margin:
Catalysts Technologies	38.2%	37.8%	0.4 pts	36.6%	37.3%	(0.7) pts
Materials Technologies	26.6%	29.2%	(2.6) pts	27.4%	27.2%	0.2 pts
Total Grace	30.5%	30.7%	(0.2) pts	29.6%	29.9%	(0.3) pts

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Six Months Ended June 30,
(In millions)	2017	2016
Cash flow measure(A):
Net cash provided by (used for) operating activities from continuing operations	$140.5	$136.8
Capital expenditures	(59.1)	(57.3)
Free Cash Flow	81.4	79.5
Cash paid for legacy product, environmental and other claims	44.2	6.0
Cash paid for restructuring	7.2	10.7
Cash paid for repositioning	2.8	31.6
Cash paid for taxes related to repositioning	—	2.6
Cash paid for third-party acquisition-related costs	—	1.2
Capital expenditures related to repositioning	—	0.9
Adjusted Free Cash Flow	$135.6	$132.5

	Four Quarters Ended
(In millions)	June 30, 2017	December 31, 2016
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Adjusted EBIT	$412.4	$400.3
Invested Capital:
Trade accounts receivable	265.0	273.9
Inventories	236.5	228.0
Accounts payable	(199.9)	(195.4)
	301.6	306.5
Other current assets (excluding income taxes)	35.7	32.0
Properties and equipment, net	749.7	729.6
Goodwill	397.5	394.2
Technology and other intangible assets, net	261.9	269.1
Investment in unconsolidated affiliate	131.9	117.6
Other assets (excluding capitalized financing fees)	31.2	34.9
Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring)	(124.1)	(144.4)
Other liabilities (excluding legacy environmental matters)	(111.6)	(89.3)
Total invested capital	$1,673.8	$1,650.2
Adjusted EBIT Return On Invested Capital	24.6%	24.3%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations				$0.64				$0.54
Costs (benefit) related to legacy product, environmental and other claims	$14.9	$5.6	$9.3	0.14	$6.7	$2.4	$4.3	0.06
Restructuring and repositioning expenses	5.4	2.5	2.9	0.04	9.4	3.4	6.0	0.08
Income and expense items related to divested businesses	0.7	0.3	0.4	0.01	(0.1)	—	(0.1)	—
Third-party acquisition-related costs	—	—	—	—	2.5	0.7	1.8	0.03
Gain on sale of product line	—	—	—	—	(0.7)	(0.3)	(0.4)	(0.01)
Pension MTM adjustment and other related costs, net	—	—	—	—	(0.7)	(0.1)	(0.6)	(0.01)
Discrete tax items, including adjustments to uncertain tax positions		(0.9)	0.9	0.01		(3.5)	3.5	0.05
Adjusted EPS(A)				$0.84				$0.74

	Six Months Ended June 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations				$1.27				$0.68
Costs (benefit) related to legacy product, environmental and other claims	$17.0	$6.4	$10.6	0.15	$11.1	$4.1	$7.0	0.10
Restructuring and repositioning expenses	7.7	3.3	4.4	0.06	23.0	8.1	14.9	0.21
Pension MTM adjustment and other related costs, net	1.9	0.7	1.2	0.02	(0.9)	(0.2)	(0.7)	(0.01)
Income and expense items related to divested businesses	1.0	0.4	0.6	0.01	0.2	0.1	0.1	—
Loss on early extinguishment of debt	—	—	—	—	11.1	4.1	7.0	0.10
Third-party acquisition-related costs	—	—	—	—	2.5	0.7	1.8	0.03
Gain on sale of product line	—	—	—	—	(0.7)	(0.3)	(0.4)	(0.01)
Discrete tax items, including adjustments to uncertain tax positions		(0.4)	0.4	0.01		(17.4)	17.4	0.25
Adjusted EPS(A)				$1.52				$1.35

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above charts, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully.

Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means income from continuing operations attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

•	Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold and the amortization of acquired inventory fair value adjustment.

•
Adjusted EPS means diluted EPS from continuing operations adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities from continuing operations minus capital expenditures plus cash flows related to legacy product, environmental and other claims; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS and Adjusted Free Cash Flow do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and other items discussed above.

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Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and other items discussed above. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or 2017 net income, and without the availability of this significant information, Grace is unable to provide reconciliations for the forward-looking information set forth in the 2017 Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

NM - Not Meaningful

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